As filed with the Securities and Exchange Commission on September 21, 2001

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 17, 2001

HYPERFEED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11108	36-3131704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

300 South Wacker Drive, Suite 300
Chicago, Illinois  60606
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(312)  913-2800

Item 5.  Other Events

On September 17, 2001, PICO Holdings, Inc. (“PICO”) converted 19,075 shares of Series A Convertible Preferred stock of HyperFeed Technologies, Inc. (“HyperFeed”) into 3,290,717 shares of Common stock of HyperFeed.  The Series A Preferred shares converted represent all of the outstanding Series A Preferred shares of HyperFeed.  PICO and its affiliates, Citation Insurance Company (“Citation”) and Sequoia Insurance Company (“Sequoia”), converted a total of 28,791 shares of Series B Convertible Preferred stock of HyperFeed into 4,172,139 shares of Common stock of HyperFeed.  Of the total Series B converted, PICO converted 20,763 shares into 3,008,791 shares of Common stock, Citation converted 4,014 shares into 581,674 shares of Common stock, and Sequoia converted 4,014 shares into 581,674 shares of Common stock.  The Series B Preferred shares converted represent all of the outstanding Series B Preferred shares of HyperFeed.  The conversion price of both Series A and Series B was $1.03, based on HyperFeed’s closing price on Monday, September 10, 2001.  As a result of the conversion, the total outstanding Common stock of HyperFeed is 23,756,185 shares and there are no Preferred shares outstanding.

List of Exhibits

Press Release, dated September 20, 2001

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.

Date: September 21, 2001	By: /s/ JOHN E. JUSKA

John E. Juska, Chief Financial Officer